As filed with the Securities and Exchange Commission on July 5, 2002
                                                   Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                     ----------------------------------
                                  FORM S-8

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                     ----------------------------------

                     VIDEO NETWORK COMMUNICATIONS, INC.
           (Exact name of Registrant as Specified in Its Charter)

               Delaware                                    54-1707962
     (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                 Identification Number)

           50 International Drive                              03801
         Portsmouth, New Hampshire                          (Zip Code)
  (Address of Principal Executive Offices)
                     ----------------------------------

                     VIDEO NETWORK COMMUNICATIONS, INC.
                         1999 STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                     ----------------------------------
                              Robert H. Emery
  Chief Financial Officer, Vice President of Administration and Secretary
                     Video Network Communications, Inc.
                           50 International Drive
                      Portsmouth, New Hampshire 03801
                  (Name and Address of Agent For Service)
                               (603) 334-6741
       (Telephone Number, Including Area Code, of Agent For Service)

                              With a copy to:
                               Joseph A. Coco
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036
                               (212)735-3000
                     __________________________________



                                      CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                           Proposed Maximum      Proposed Maximum      Amount of
         Title of Securities            Amount to be      Offering Price Per    Aggregate Offering   Registration
          to be Registered               Registered          Security (1)           Price (1)             Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per        2,000,000               $2.40              $4,800,000         $470.40
share
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for common stock of Video Network Communications, Inc. as reported on the OTC Bulletin Board on July 3, 2002.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                  PART II

                   REGISTRATION OF ADDITIONAL SECURITIES

        INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

         This registration statement is being filed solely to register the issuance of up to 2,000,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Video Network Communications, Inc., a Delaware corporation ("VNCI"), pursuant to the Video Network Communications, Inc. 1999 Stock Incentive Plan (the "Plan"). VNCI previously filed a registration statement on Form S-8 (File No. 333-95799) on January 31, 2000, covering 528,000 shares of its Common Stock initially authorized for issuance under the Plan. Except as supplemented by the information set forth below, the contents of the earlier registration statement are incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 8.  EXHIBITS.

Exhibit No.    Description of Exhibit

4.1 Specimen certificate evidencing shares of VNCI Common Stock (filed as Exhibit 4.5 to the Registration Statement on Form SB-2 (File No. 333-72429) and incorporated herein by reference).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the validity of the Common Stock to be issued 23.1 Consent of Ernst & Young LLP

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1)




                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2002.

                                     VIDEO NETWORK COMMUNICATIONS, INC.


                                     By:  /s/ Carl Muscari
                                         -----------------------
                                           Carl Muscari
                                         Chairman, President and Chief
                                           Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 5, 2002.


               NAME                                             TITLE                                  DATE

                                                       Chairman, President and
    /s/ Carl Muscari                                   Chief Executive Officer                     July 5, 2002
------------------------------------                (Principal Executive Officer)
        Carl Muscari


                                                Chief Financial Officer, Vice President
    /s/ Robert H. Emery                              Administration and Secretary                  July 5, 2002
------------------------------------          (Principal Financial and Accounting Officer)
        Robert H. Emery


------------------------------------                          Director
     Eugene R. Cacciamani


------------------------------------                          Director
    Richard S. Friedland


     /s/ David A. Walsh
------------------------------------                          Director                             July 5, 2002
        David A. Walsh


    /s/ Jonathan Robson
-----------------------------------                           Director                             July 5, 2002
       Jonathan Robson


    /s/ Alexander Russo
----------------------------------                            Director                             July 5, 2002
        Alexander Russo


   /s/ Charles Auster
---------------------------------                             Director                             July 5, 2002
       Charles Auster




                              LIST OF EXHIBITS

Exhibit No.    Description of Exhibit
4.1            Specimen certificate evidencing shares of VNCI Common Stock
               (filed as Exhibit 4.5 to the Registration Statement on Form
               SB-2 (File No. 333-72429) and incorporated herein by reference).
5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
               regarding the validity of the Common Stock to be issued
23.1           Consent of Ernst & Young LLP
23.2           Consent of PricewaterhouseCoopers LLP
23.3           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1)